EXHIBIT 99.1

Garrison Capital Inc. Declares Third Quarter 2016 Distribution of $0.35 Per Share and Announces Second Quarter 2016 Financial Results and Earnings Call

NEW YORK, Aug. 09, 2016 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the second fiscal quarter ended June 30, 2016.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Second Quarter 2016 Highlights

  Net investment income for the quarter ended June 30, 2016 was $5.8 million, or $0.36 per share;
  Net realized loss on investments for the quarter ended June 30, 2016 was $(18.3) million, or $(1.13) per share;
  Net change in unrealized gain from investments for the quarter ended June 30, 2016 was $8.7 million, or $0.53 per share;
  Net decrease in net assets resulting from operations for the quarter ended June 30, 2016 was $(3.9) million, or $(0.24) per share; and
  Our board of directors declared a third quarter 2016 distribution of $0.35 per share, payable on September 23, 2016 to stockholders of record as of September 9, 2016.

Consolidated Results of Operations

Consolidated operating results for the three months ended June 30, 2016 and March 31, 2016 are as follows:

	Three Months Ended June 30, 2016	Three Months Ended March 31, 2016
($ in thousands, except per share data)	(Unaudited)	(Unaudited)
Total investment income	$11,137	$11,056
Total expenses	5,387	5,197
Net investment income	5,750	5,859
Net realized (loss) on investments	(18,315)	(95)
Net change in unrealized gain/(loss) on investments	8,681	(8,462)
Net (decrease) in net assets resulting from operations	(3,884)	(2,698)

Net investment income per share	0.36	0.36
Net realized/unrealized (loss) from investments per share	(0.60)	(0.53)
Net loss per share	(0.24)	(0.17)
Net asset value per share	12.94	13.50

Total investment income for the three months ended June 30, 2016 was $11.1 million and net investment income was $5.8 million. Total expenses for the three months ended June 30, 2016 were $5.4 million.

Net realized losses for the three months ended June 30, 2016 were primarily driven by a $(12.6) million loss on Speed Commerce, Inc., a $(5.8) million loss on Forest Park Medical Center at Fort Worth and $(0.3) of realized losses in the GLC Trust 2013-2’s consumer loan portfolio. This was offset by a $0.3 million gain on Ellman International, Inc. and $0.1 million of gains from the partial and full repayment and sales of other portfolio investments.

The net change in unrealized gain for the three months ended June 30, 2016 was primarily driven by the reversal of prior period unrealized losses on the Speed Commerce, Inc and Forest Park Medical Center at Fort Worth investments in the amounts of $11.1 million and $5.3 million, respectively. In addition, we recognized $0.6 million and $0.5 million of positive fair value adjustments on our syndicated credits and on our GLC Trust 2013-2’s consumer loan portfolio, respectively. This was offset by $(7.1) million of negative credit-related adjustments on our investments in BFN Operations LLC, SC Academy Holdings, Inc., and Forest Park Medical Center at San Antonio and a $(1.7) million of negative market-related markdown on our preferred equity investment in Prosper Marketplace.

Portfolio and Investment Activities

For the three months ended June 30, 2016, we originated two new investments and closed new add-on investments for a total increase to par in our portfolio of $21.7 million with a weighted average yield of 9.6%. For the three months ended June 30, 2016, repayments in our portfolio consisted of the paydown of one investment, sale of one transitory investment, and other partial repayments for a total of $21.2 million of par with a weighted average yield of 9.0%.

See below for portfolio activity table.

Par (in millions)	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Average

Originated	$31.1	$29.5	$11.1	$8.2	$16.6	$19.3
Club	7.0	4.8	10.2	6.8	-	5.8
Purchased	-	-	28.1	17.6	-	9.1
Equity	0.1	-	-	-	-	-
Total add-on investments	13.3	5.6	4.7	3.4	5.1	6.4

Total Additions	51.5	39.9	54.1	36.0	21.7	40.6

Less: Total Repayments/Sales(1)	(70.2)	(59.8)	(29.0)	(36.3)	(21.2)	(43.3)

Net Additions	$(18.7)	$(19.9)	$25.1	$(0.3)	$0.5	$(2.7)

Summary	Q2 2015(2)	Q3 2015(2)	Q4 2015(3)	Q1 2016(4)	Q2 2016	Average
Number of new investments	5	4	17	3	2	6
Weighted average yield of additions(3)	10.4%	10.5%	8.9%	10.5%	9.6%	10.0%

Number of repayments/sales(1)	8	6	2	5	2	5
Weighted average yield of repayments/sales	10.4%	10.3%	10.0%	8.1%	9.0%	9.6%

(1) There was one position restructure in Q2 2016 resulting in a reduction in par of $11.6 million
(2) Activity includes repayment of certain investments in which we continue to hold an equity investment in the portfolio company
(3) Q4 2015 weighted average yield of additions consist of four core additions at a weighted average yield of 10.5% and 13 transitory additions at a weighted average yield of 7.0%. Excludes non-accrual portfolio companies
(4) Q1 2016 activity excludes $16.0 million of transitory loans across five portfolio companies that were both purchased and sold during the quarter. Excludes non-accrual portfolio companies

The following table shows select information of our portfolio as of June 30, 2016 and March 31, 2016.

Portfolio characteristics ($ in millions, % based on market value)*	June 30, 2016	March 31, 2016
Total Market Value	$404.6	$405.6
Number of portfolio companies	59	63
Average investment size(1)	$6.0	$6.2
Weighted average yield(2)	11.2%	11.2%
Weighted average price(1)	96.1	90.9
First lien	93.2%	92.4%
Second lien & mezzanine/subordinated	1.9%	1.9%
Consumer loans	2.9%	3.5%
Equity & other	2.0%	2.2%
Core(3)	94.1%	94.6%
Transitory(3)	5.9%	5.4%
Originated(4)	57.8%	57.5%
Club(5)	26.3%	27.3%
Purchased	15.9%	15.2%
Fixed(1)	5.3%	5.9%
Floating(1)	94.7%	94.1%
Performing(1)	98.8%	95.9%
Non-accrual(1)	1.2%	4.1%
Weighted average debt/EBITDA(1) (2) (6)	3.7	x	3.7	x
Weighted average risk rating(1)	2.52	2.66

* Table excludes positions with a market value of zero.

(1) Excludes consumer loans and equity investments
(2) Excludes investments with a risk rating of four, unfunded revolvers and equity investments
(3) Q1 2016 includes the transfer of one portfolio company, total par of $4.8 million, to core from transitory, based on the current yield
(4) Originated positions include investments where we have sourced and led the execution of the deal
(5) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal
(6) Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing value (“PDP”) or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of June 30, 2016, $31.9 million of par value and $31.1 million of market value was excluded

Liquidity and Capital Resources

As of June 30, 2016, we had cash of $18.1 million and restricted cash of $7.3 million.

In addition to proceeds from public and private offerings of securities, our CLO and our GLC Trust 2013-2 Notes, as of June 30, 2016 we have identified eight portfolio companies with a total par value of $25.0 million and a fair value of $23.6 million which we have defined as transitory and consist of investments below the low end of our portfolio yield target of 9.0%. We view these investments as an additional source of liquidity to meet our investment objectives.

Distributions

On August 2, 2016, our board of directors approved a distribution in the amount of $5.6 million, or $0.35 a share, which will be paid on September 23, 2016 to stockholders of record as of September 9, 2016.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Share Repurchase Program

On October 5, 2015, we adopted a share repurchase plan that provides for repurchase of up to $10.0 million of our common stock at prices below the Company's net asset value per share as reported in its most recent financial statements. Under the repurchase program, the Company may, but is not obligated to, repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions from time to time. Any repurchases by the Company will comply with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and any applicable requirements of the Investment Company Act of 1940, as amended. Unless extended by the Company's board of directors, the repurchase program will terminate on the earlier of October 5, 2016 or the repurchase of $10.0 million of the Company's common stock. The Company's board of directors may amend this program, solely in its discretion, at any time prior to its termination.

The following table shows our share repurchase activity during the three months ended June 30, 2016 and March 31, 2016.

($ in thousands, except per share data)	Three Months Ended	Three Months Ended
	June 30, 2016	March 31, 2016
Dollar amount repurchased	$1,464	$3,140
Shares repurchased	143,422	272,780
Average price per share	$10.20	$11.51
Net asset per share per share increase	$0.03	$0.03
Weighted average discount to net asset value	(24.5)%	(17.7)%

Earnings Conference Call

We will host an earnings conference call at 10:00 a.m. (Eastern Time) on Thursday, August 11, 2016 to discuss our second quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 56236244.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q2 2016 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on September 11, 2016. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 56236244.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.
Brian Chase
www.garrisoncapitalbdc.com
(212) 372-9590